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                                                                       EXHIBIT 5



                          [BAKER AND BOTTS LETTERHEAD]




                                 June 23,1994

TCI/Liberty Holding Company
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000

                 Re:      TCI/Liberty Holding Company
                          Registration Statement on Form S-4

Gentlemen:

                 Reference is made to the registration statement on Form S-4 (the "Registration Statement") being filed on the date hereof with the Securities and Exchange Commission by TCI/Liberty Holding Company, a Delaware corporation ("TCI/Liberty"), with respect to shares of TCI/Liberty's Class A Common Stock, $1.00 par value per share (the "Class A Stock"), Class B Common Stock, $1.00 par value per share (the "Class B Stock") and Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, $.01 par value per share (the "Class B Preferred Stock"). The shares of Class A Stock, Class B Stock and Class B Preferred Stock are being registered under the Securities Act of 1933, as amended, in connection with the mergers of each of Tele-Communications, Inc., a Delaware corporation ("TCI") and Liberty Media Corporation, a Delaware corporation ("Liberty"), with separate wholly owned subsidiaries of TCI/Liberty (the "Mergers"). The Class A Stock, Class B Stock and Class B Preferred Stock are described in the Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement to which this opinion is an exhibit. All capitalized terms used but not defined herein have the meanings ascribed thereto in the Prospectus.

                 You have asked us to pass upon for you certain legal matters with respect to the shares of Class A Stock, Class B Stock and Class B Preferred Stock to be issued in the Mergers. In connection therewith, we have examined, among other things, the Amended and Restated Certificate of Incorporation of TCI/Liberty and the By-Laws of TCI/Liberty, as amended; the records of the proceedings of TCI/Liberty's Board of Directors, including committees thereof, with respect to, inter alia, the filing of the Registration Statement; the Merger Agreement; and
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[BAKER & BOTTS SECOND SHEET LETTERHEAD LOGO]

TCI/Liberty Holding Company
June --, 1994
Page 2


                 Based upon the foregoing and subject to the limitations set forth in the succeeding paragraph, it is our opinion that the shares of Class A Stock, Class B Stock and Class B Preferred Stock to which the Registration Statement relates, when issued in the Mergers as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

                 In rendering the foregoing opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of TCI/Liberty as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, or reproduction copies and have assumed the accuracy of the representations and warranties of the parties contained in the Merger Agreement. We have further assumed that there will be no changes in applicable law between the date of this opinion and the issuance of the shares of Class A Stock, Class B Stock and Class B Preferred Stock in the Mergers and that the Mergers will be consummated in the manner contemplated by the Prospectus and in accordance with the provisions of the Merger Agreement.

                 We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                 Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of TCI/Liberty.


                                                     Very truly yours,



                                                     BAKER & BOTTS, L.L.P.